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                                                                    EXHIBIT 21

                               AVATEX CORPORATION
                         SUBSIDIARIES OF THE CORPORATION
                               AS OF MAY 23, 2000

All subsidiaries are 100% owned except where otherwise indicated:

         Avatex Funding, Inc., (Delaware)
         Davenport, Inc. (Delaware)
         Intergroup Services, Inc. (Delaware)
         M&A Investments, Inc. (Delaware)
         National Aluminum Corporation (Delaware)
         National Intergroup Realty Holdings, Inc. (Delaware)
         National Intergroup Realty Development, Inc. (Delaware)
         National Intergroup Realty Funding, Inc. (Delaware)
         Natmin Development Corporation (Delaware)
         Riverside Insurance Co., Ltd. (Bermuda)
         US HealthData Interchange, Inc. (Delaware)

         The following subsidiaries are in Chapter 7 bankruptcy proceedings (except for FoxMeyer Funding, Inc.):

         FoxMeyer Corporation (Delaware)
               FoxMeyer Drug Company (Delaware)
                      FoxMeyer Funding, Inc. (Delaware)
                      Health Mart, Inc. (Colorado)
               FoxMeyer Software, Inc. (Delaware) (80%)
               Healthcare Transportation System, Inc. (Delaware)
               Merchandise Coordinator Services Corporation (Delaware)